EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Fiscal 2020

MINNEAPOLIS, Minn., Nov. 12, 2020 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the fourth quarter and fiscal year ended August 31, 2020.

Full year fiscal 2020 financial and operating highlights include (with growth rates on a fiscal year-over-year basis):

  NTIC’s fourth quarter and full year financial results impacted by the ongoing COVID-19 pandemic
  Consolidated net sales decreased 14.5% to $47,639,000
  ZERUST® net sales decreased 9.7% to $34,475,000
  ZERUST® oil and gas net sales increased 2.0% to $2,783,000
  NTIC China net sales increased 2.9% to a record $13,410,000
  Natur-Tec® net sales decreased 25.1% to $13,164,000
  Joint venture operating income decreased 31.4% to $8,883,000
  Net income attributable to NTIC decreased to a net loss attributable to NTIC of $1,338,000
  Net income per diluted share attributable to NTIC decreased to a net loss of $0.15 per diluted share
  Net income attributable to NTIC for the 2020 fiscal year included a one-time $1.6 million non-cash adjustment to the company’s U.S. deferred tax asset
  Consolidated balance sheet at August 30, 2020 was strong with no debt, total cash and cash equivalents of $6,403,000 and available for sale securities of $5,545,000

“Our fourth quarter and full year financial results reflect our ability to navigate the extraordinarily challenging market conditions created by the COVID-19 pandemic.  Our experienced management team, strong balance sheet, leading technologies, and our long-term diversification strategies have been key to our ability to operate in current market conditions.  Since March of 2020, we’ve been focused on safely providing uninterrupted service to our worldwide customers, and I am encouraged by the rebounding sales trend we experienced in both the fourth quarter of fiscal 2020, as well as the start of fiscal 2021,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

“NTIC China achieved record sales for fiscal 2020, despite earlier COVID-19 shutdowns during the fiscal year.  NTIC China fourth quarter sales were up 2.7% over the prior year period and increased 11.2% from the fiscal 2020 third quarter.  We believe the growth we are experiencing at NTIC China is due to new customer development efforts and our successful expansion into non-automotive markets.  In addition, fourth quarter 2020 ZERUST® oil & gas sales grew 53.5% over the prior year period and were up 81.4% from the fiscal 2020 third quarter.  We are successfully growing our ZERUST® oil & gas pipeline and storage tank solutions with new and existing customers, and we believe we are well positioned for additional opportunities within the oil & gas market in fiscal 2021,” continued Mr. Lynch.

“The COVID-19 crisis disproportionately impacted our core ZERUST® industrial and emerging Natur-Tec businesses in fiscal 2020, as many of our global customers and end users in these markets operated at significantly lower capacities or remained closed altogether.  While the timing and pace of the economic recovery remains uncertain, I am encouraged by the direction we are headed and NTIC’s compelling position within large, growing, and global markets.  I am proud of how NTIC and our joint venture partners have responded throughout this challenging period and excited by the new business opportunities we continue to uncover,” concluded Mr. Lynch.

NTIC’s consolidated net sales decreased 25.4% to $10,029,000 during the three months ended August 31, 2020, compared to $13,448,000 for the three months ended August 31, 2019.  The continued global economic slowdown, as a result of the COVID-19 crisis, significantly reduced demand across the company’s global customer base.  For the full year ended August 31, 2020, consolidated net sales decreased 14.5% to $47,639,000, compared to $55,750,000 for the same period last fiscal year.

The following tables set forth NTIC’s net sales by product category for the three months and fiscal year ended August 31, 2020 and 2019 by segment:

	Three Months Ended August 31,
	2020	% of Net Sales	2019	% of Net Sales	% Change
ZERUST® industrial net sales	$6,914,040	68.9%	$7,957,148	59.2%	(13.1)%
ZERUST® joint venture net sales	467,649	4.7%	464,999	3.5%	0.6%
ZERUST® oil & gas net sales	770,331	7.7%	501,793	3.7%	53.5%
Total ZERUST® net sales	$8,152,020	81.3%	$8,923,940	66.4%	(8.6)%
Total Natur-Tec® net sales	1,876,666	18.7%	4,523,624	33.6%	(58.5)%
Total net sales	$10,028,686	100.0%	$13,447,564	100.0%	(25.4)%

	Fiscal Year Ended August 31,
	2020	% of Net Sales	2019	% of Net Sales	% Change
ZERUST® industrial net sales	$29,719,015	62.4%	$32,839,875	58.9%	(9.5)%
ZERUST® joint venture net sales	1,972,646	4.1%	2,607,554	4.7%	(24.3)%
ZERUST® oil & gas net sales	2,782,874	5.8%	2,727,283	4.9%	2.0%
Total ZERUST® net sales	$34,474,535	72.4%	$38,174,712	68.5%	(9.7)%
Total Natur-Tec® net sales	13,164,157	27.6%	17,575,425	31.5%	(25.1)%
Total net sales	$47,638,692	100.0%	$55,750,137	100.0%	(14.5)%

NTIC’s joint venture operating income decreased 37.0% to $1,925,000 during the three months ended August 31, 2020, compared to joint venture operating income of $3,057,000 during the three months ended August 31, 2019.  This decrease was attributable to a corresponding reduction in total net sales of the joint ventures as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which decreased 35.4% to $18,498,000 during the three months ended August 31, 2020, compared to $28,632,000 for the three months ended August 31, 2019.  For fiscal year 2020, NTIC’s joint venture operating income decreased 31.4% to $8,883,000, compared to joint venture operating income of $12,953,000 during the full year ended August 31, 2019.  Net sales of NTIC’s joint ventures decreased 24.1% to $87,030,000 during the full year ended August 31, 2020, compared to $114,635,000 for the full year ended August 31, 2019.

Operating expenses, as a percent of net sales, for the fourth quarter of fiscal 2020 were 53.0%, compared to 46.6% for the same period last fiscal year.  On a dollar basis, fourth quarter operating expenses declined 15.3% because of reduced selling, general and administrative expenses.  For the full year, operating expenses, as a percent of net sales, were 49.0%, compared to 43.3% for the same period last fiscal year.

The company reported a net loss attributable to NTIC for the fourth quarter of fiscal 2020 of $1,765,000, or a loss of $0.19 per diluted share, compared to net income attributable to NTIC of $829,000, or $0.09 per diluted share, for the same period last fiscal year.  For the full year ended August 31, 2020, net loss attributable to NTIC was $1,338,000, or $0.15 per diluted share, compared $5,210,000 in net income attributable to NTIC, or $0.55 per diluted share, for last fiscal year.  Net loss attributable to NTIC for the  fourth quarter and fiscal year of fiscal 2020 included a one-time $1.6 million non-cash adjustment to the company’s U.S. deferred tax asset, which was required to remove the net U.S. deferred tax asset from NTIC’s balance sheet.

NTIC’s balance sheet remains strong, with no debt, and working capital of $27,105,000 at August 31, 2020, including $6,403,000 in cash and cash equivalents and $5,545,000 in available for sale securities, compared to $25,461,000 of working capital at August 31, 2019, including $5,857,000 in cash and cash equivalents and $3,565,000 in available for sale securities.

At August 31, 2020, the company had $24,091,000 of investments in joint ventures, of which $14,163,000 or 58.8%, is cash, with the remaining balance primarily invested in other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the fourth quarter and full fiscal year of 2020 and its outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or https://ntic.gcs-web.com/events-presentations where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 4094075.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents.  NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 40 years and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s belief that it is well positioned for additional opportunities within the oil & gas market in fiscal 2021 and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effects of the COVID-19 pandemic on NTIC’s business and operating results; the ability of NTIC to pay dividends; the effect of economic uncertainty and trade disputes; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or its other joint ventures on NTIC’s business and operating results; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner; the effect of the United Kingdom’s proposed exit from the European Union, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates and tariffs, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including the new tax reform law, which could result in a write-down of our deferred tax assets, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended August 31, 2019 and subsequent quarterly reports on Form 10-Q, and its annual report on Form 10-K for the fiscal year ended August 31, 2020 to be filed with the SEC. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - AUGUST 31, 2020 AND 2019

	August 31, 2020	August 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,403,032	$5,856,758
Available for sale securities	5,544,722	3,565,258
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts
of $90,000 as of August 31, 2020 and $65,000 as of August 31, 2019	8,072,212	9,779,518
Trade joint ventures	475,900	824,473
Fees for services provided to joint ventures	927,286	1,268,000
Income taxes	19,907	457,018
Inventories	10,961,796	10,488,728
Prepaid expenses	797,495	1,062,609
Total current assets	33,202,350	33,302,362

PROPERTY AND EQUIPMENT, NET	7,110,789	7,358,159

OTHER ASSETS:
Investments in joint ventures	24,090,826	24,207,339
Deferred income taxes	209,729	1,634,258
Patents and trademarks, net	802,006	1,008,969
Operating lease right of use asset	658,788	—
Total other assets	25,761,349	26,850,566
Total assets	$66,074,488	$67,511,087

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,205,241	$4,505,531
Income taxes payable	310,922	6,759
Accrued liabilities:
Payroll and related benefits	1,314,978	1,857,971
Other	880,118	1,471,532
Current portion of operating lease	386,345	—
Total current liabilities	6,097,604	7,841,793
LONG-TERM LIABILITIES:
Operating lease, less current portion	272,443	—
Total long-term liabilities	272,443	—

COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000
shares as of August 31, 2020 and August 31, 2019; issued and outstanding 9,099,990 and 9,086,816, respectively	182,000	181,736
Additional paid-in capital	17,415,043	16,013,338
Retained earnings	42,472,810	44,992,719
Accumulated other comprehensive loss	(3,410,438)	(4,593,178)
Stockholders’ equity	56,659,415	56,594,615
Non-controlling interests	3,045,026	3,074,679
Total equity	59,704,441	59,669,294
Total liabilities and equity	$66,074,488	$67,511,087

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2020 AND 2019

	Three Months Ended		Twelve Months Ended
	August 31, 2020	August 31, 2019	August 31, 2020	August 31, 2019
NET SALES:
Net sales, excluding joint ventures	$9,561,036	$13,144,465	$45,666,045	$53,142,583
Net sales, to joint ventures	467,649	303,099	1,972,646	2,607,554
Total net sales	10,028,685	13,447,564	47,638,691	55,750,137
Cost of goods sold	6,617,787	9,086,655	31,609,274	37,970,244
Gross profit	3,410,898	4,360,909	16,029,417	17,779,893

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	803,746	1,628,730	4,270,327	7,225,518
Fees for services provided to joint ventures	1,121,641	1,428,547	4,612,885	5,727,579
Total joint venture operations	1,925,387	3,057,277	8,883,212	12,953,097

OPERATING EXPENSES:
Selling expenses	2,171,761	2,890,929	10,656,689	10,968,592
General and administrative expenses	2,079,957	2,363,033	8,688,309	9,349,559
Research and development expenses	1,061,292	1,017,331	3,979,455	3,822,070
Total operating expenses	5,313,010	6,271,293	23,324,453	24,140,221

OPERATING INCOME	23,275	1,146,893	1,588,176	6,592,769

INTEREST INCOME	151,852	26,234	167,733	78,257
INTEREST EXPENSE	(16,034)	(2,210)	(16,034)	(13,567)

INCOME BEFORE INCOME TAX EXPENSE	159,093	1,170,917	1,739,875	6,657,459

INCOME TAX EXPENSE	1,804,690	189,506	2,674,635	841,837

NET (LOSS) INCOME	(1,645,597)	981,411	(934,760)	5,815,622

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	119,275	152,565	402,949	606,000

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC	$(1,764,872)	$828,846	$(1,337,709)	$5,209,622

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$(0.19)	$0.09	$(0.15)	$0.57
Diluted	$(0.19)	$0.09	$(0.15)	$0.55

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,099,990	9,086,816	9,096,981	9,085,584
Diluted	9,099,990	9,342,557	9,096,981	9,415,974
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.00	$0.06	$0.13	$0.24

*Share and per share data have been adjusted for all periods presented to reflect the two-for-one stock split effective June 28, 2019.

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600